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                                                                    EXHIBIT 99.1

                                       Contact: Large Scale Biology Corporation
                                                                  (707) 446-5501
                                                                William M. Pfann

                                                                              Or

                                                  Burns McClellan (212) 213-0006
                                                   Kathy L. Jones, Ph.D. (Media)
                                           Raj Punwaney, M.D., M.B.A (Investors)

FOR IMMEDIATE RELEASE:

LARGE SCALE BIOLOGY CORPORATION ADOPTS STOCKHOLDER RIGHTS PLAN

VACAVILLE, CA, May 4, 2001--Large Scale Biology Corporation (NASDAQ: LSBC), today announced that its Board of Directors has adopted a stockholder rights plan designed to protect the long-term value of the company for its stockholders during any future unsolicited acquisition attempt.

The plan is designed to give LSBC's Board of Directors sufficient time to study and respond to an unsolicited tender offer or other attempted acquisition. Adoption of the plan was not made in response to any specific attempt to acquire LSBC or its stock, and LSBC is not aware of any current efforts to do so.

"The purpose of the stockholder rights plan is to protect the Company against any takeover attempt that is not in the best interests of our stockholders, and to enable the Board of Directors to better evaluate any potential acquisition proposals," said Robert L. Erwin, Chief Executive Officer.

In connection with the plan, the Board declared a dividend of one preferred share purchase right for each share of the Company's common stock outstanding on May 4, 2001 and further directed the issuance of one such right with respect to each share of the Company's common stock that is issued after May 4, 2001, except in certain circumstances. The rights will expire on April 27, 2011.

The stockholder rights plan is further described in a registration statement on Form 8-A that Large Scale Biology filed today with the SEC. In addition, stockholders of record as of May 4, 2001, will be mailed a detailed summary of the rights. A complete copy of the stockholder rights plan, including a form of this detailed summary, is attached as an exhibit to the Form 8-A.

About Large Scale Biology Corporation

Large Scale Biology uses its proteomics, functional genomics and biomanufacturing technologies to develop and manufacture personalized drugs, vaccines and diagnostics for rapid identification and effective treatment of disease. Corporate offices and the Genomics and Antigenics divisions are headquartered in Vacaville, California; the Company's Proteomics subsidiary is located in Germantown, Maryland; and the Company's bioprocessing and manufacturing facilities are located in Owensboro, Kentucky. For more information about Large Scale Biology Corporation, visit the Company's website at www.lsbc.com.
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This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections and management's beliefs about our future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. For a further list and description of such risks and uncertainties see the reports filed by Large Scale Biology Corporation with the Securities Exchange Commission. Unless required by law, Large Scale Biology Corporation undertakes no obligation to update publicly any forward-looking statements.


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